Exhibit 23

Consent of Independent Registered Public Accounting Firm

UFP Industries, Inc. Employees’ Profit Sharing and 401(k) Plan

Grand Rapids, Michigan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (33-84632) of UFP Industries, Inc. of our report dated June 29, 2022, relating to the financial statements and supplemental schedules of UFP Industries, Inc. Employees’ Profit Sharing and 401(k) Plan which appear in this Form 11-K for the year ended December 31, 2021.

\s\ BDO USA, LLP

Grand Rapids, Michigan

June 29, 2022